                                  EXHIBIT 21.1

                    SUBSIDIARIES OF PROASSURANCE CORPORATION

Medical Assurance, Inc.
     The Medical Assurance Company, Inc. (Alabama)
     Mutual Assurance Agency of Ohio, Inc. (Ohio)
     Mutual Assurance Agency, Inc. (Alabama)
     Medical Assurance of West Virginia, Inc. (West Virginia) Specialty Underwriters Reinsurance Facility (Bermuda) Medical Assurance of Indiana Agency, Inc. (Indiana)
ProAssurance Group Services Corporation
Professionals Group Inc.
     American Insurance Management Corporation (Indiana) ProNational Insurance Agency, Inc. (Michigan)
     Professionals Group Services Corporation (Michigan) Professionals National Insurance Company, Ltd. (Bermuda)
     PRA Services Corporation (Michigan)
     Physicians Protective Plan Inc. (Florida)
     ProNational Insurance Company (Michigan)
           Red Mountain Casualty Insurance Company (Alabama) MEEMIC Holdings, Inc. (Michigan)
                 MEEMIC Insurance Company (Michigan)
                 MEEMIC Insurance Services Corporation (Michigan)